For Immediate Release	Inquiries: Felise Glantz Kissell (215) 409-7287 Kissell-Felise@aramark.com
Scott Sullivan (215) 238-3953 Sullivan-Scott1@aramark.com
Aramark Reports Third Quarter Earnings
YEAR-OVER-YEAR SUMMARY
•Revenue +15%; Organic Revenue +14%
◦Performance driven by net new business, pricing actions, and base business growth
◦Contributions to growth from each reportable segment
•Operating Income +38%; Adjusted Operating Income (AOI) +34%1
◦Operating Income Margin +70 bps; AOI Margin +75 bps1
◦Higher profitability due to operating leverage from increased revenue, improved supply chain economics, and disciplined above-unit cost management
•EPS +706% to $1.29; Adjusted EPS +48%1 to $0.36
◦Results reflected consistent focus on profitable growth across the organization
◦GAAP EPS included a net gain on sale from non-controlling equity investments
•Continued Strengthening of Balance Sheet and Financial Flexibility
◦Opportunistically refinanced $1.1 billion term loan, extending its debt maturity to 2030
◦Repaid approximately $630 million of debt; Over $1.0 billion in cash availability at quarter-end
Philadelphia, PA, August 8, 2023 - Aramark (NYSE: ARMK) today reported third quarter fiscal 2023 results.
"Aramark's third quarter results reflect our continued focus on profitable growth across the organization," said John Zillmer, Aramark's Chief Executive Officer. "With signs of inflation moderating, and our pricing actions taking hold, we are increasingly confident in the ramp in profitability as we finish the fiscal year. I am extremely proud of our teams across the globe, which exemplify our performance-driven culture that contributed to our raised outlook expectations. We believe that we are well positioned to capitalize on the substantial opportunities ahead."

Notes:
–Supplemental business review slides available on Aramark's Investor Relations website
–1On a constant-currency basis

THIRD QUARTER RESULTS
Consolidated revenue was $4.7 billion in the third quarter, an increase of 15% year-over-year, driven by net new business, pricing actions, and base business growth. Revenue growth results included an incremental $47 million contribution from Union Supply Group, which was acquired in June 2022. A stronger dollar in the period impacted revenue by $21 million.
Organic revenue, which adjusts for the effect of currency translation and certain acquisitions, grew 14% year-over-year compared to the prior year period.

	Revenue
	Q3 '23	Q3 '22	Change (%)	Organic Revenue Change (%)
FSS United States	$2,891M	$2,481M	16%	15%
FSS International	1,162	978	19%	20%
Uniform & Career Apparel	696	668	4%	5%
Total Company	$4,749M	$4,127M	15%	14%
Difference between Change (%) and Organic Revenue Change (%) reflects the effect of certain acquisitions and the impact of currency translation.
May not total due to rounding.

•FSS United States revenue growth benefited from net new business and pricing actions, as well as strong base business performance led by higher per capita spending in the Sports & Entertainment business and increased return-to-work volume in the Business & Industry sector.
•FSS International grew revenue across all geographies, particularly in the U.K., Germany, and Canada, as a result of net new business, pricing actions, and ongoing base business growth.
•Uniform & Career Apparel increased revenue driven primarily by pricing actions, and growth in adjacency sales, partially offset by the rollback of an energy surcharge that was implemented in the third quarter last year.
Operating Income increased 38% year-over-year, growing to $203 million, and AOI grew 34%1 to $240 million, reflecting an operating income margin increase of 70 basis points and an AOI margin increase of 75 basis points1. Performance was driven by operating leverage from increased revenue, improved supply chain economics, and disciplined above-unit cost management. The effect of currency translation impacted results by $0.8 million.

	Operating Income			Adjusted Operating Income (AOI)
	Q3 '23	Q3 '22	Change (%)	Q3 '23	Q3 '22	Change (%)	Constant Currency Change (%)
FSS United States	$129M	$89M	44%	$147M	$108M	36%	36%
FSS International*	40	35	14%	46	38	20%	21%
Uniform & Career Apparel	67	61	10%	77	69	12%	13%
Corporate	(32)	(36)	13%	(30)	(36)	16%	16%
Total Company	$203M	$148M	38%	$240M	$180M	34%	34%
May not total due to rounding.
*FSS International does not include the contribution from AIM Services subsequent to the sale of the non-controlling interest at the beginning of April 2023.

Year-over-year profitability improvement was a result of the following segment performance:
•FSS United States increase was driven by the ongoing maturity of new business, supply chain purchasing normalization and initiatives, and disciplined above-unit cost management across the entire segment.
•FSS International results benefited from scaling new business, leverage from higher base business volumes, improved supply chain economics, and reduced above-unit costs from actions taken earlier in the fiscal year.
•Uniform & Career Apparel improved due to a focus on revenue mix and base business performance as well as early savings associated with operating and administrative cost efficiency initiatives implemented at the end of the second quarter.
•Corporate expenses reflected prudent cost management as revenue increased, as well as lower share-based compensation expense.
CASH FLOW AND CAPITAL STRUCTURE
Consistent with the historical seasonality of the business, Net cash provided by operating activities increased $36 million in the third quarter to $23 million, and Free Cash Flow was a use of $80 million. The $16 million year-over-year improvement in Free Cash Flow was driven by higher net income results and favorable working capital, somewhat offset by increased capital expenditures—while CapEx was still below historical levels.
Net cash provided by investing activities included approximately $635 million in combined proceeds from the sale of the Aramark's 50% equity stake in AIM Services and a portion of its ownership position in the San Antonio Spurs NBA franchise as part of the Company's evaluation of its non-controlling interest portfolio.
In the third quarter, Aramark proactively refinanced the Company's 2025 Term Loan B, totaling $1.1 billion, that extended the debt maturity by more than five years, to June 2030, as previously disclosed. The refinancing was net leverage neutral and maintained a comparable fixed-to-floating debt level, which is typically approximately 80% to 85% fixed for the Company. Aramark will continue to be opportunistic in its financing strategies.
Additionally, the Company repaid approximately $630 million of debt in the quarter. Aramark had more than $1.0 billion in cash availability at quarter-end.
DIVIDEND DECLARATION
The Company's Board of Directors approved a quarterly dividend of 11 cents per share of common stock, as announced on August 2, 2023. The dividend will be payable on August 29, 2023, to stockholders of record at the close of business on August 16, 2023.

BUSINESS UPDATE
Aramark remains committed to driving its profitable growth strategies. The Company has consistently delivered net new business wins at a higher rate than historical levels and third quarter 2023 organic revenue has now reached over 120% of the comparable period in fiscal 2019.
The Company anticipates improved profitability in the near- and longer-term through:
•Ongoing supply chain normalization and optimization and expected benefits from early trends related to the moderation of inflation
•Profit improvement through pricing actions, most notably in the fourth quarter in the Education sector and Corrections business
•Profitability ramp of new business as a result of operational maturity and efficiencies
•Benefit from recently completed organizational restructuring initiatives, particularly in FSS International and Uniform Services
•Disciplined control and leverage of above-unit overhead across higher revenue

Aramark expects its typical "U-shaped" margin seasonality to continue—with margins higher in the first and fourth quarters compared to the second and third quarters. The seasonality of the business is also expected to drive Net cash provided by operating activities and Free Cash Flow, which historically result in a large cash inflow in the fourth quarter, primarily from Collegiate Hospitality.

UNIFORM SERVICES SPIN-OFF
Aramark has made significant progress related to the operational, regulatory, and financial logistics to complete the spin-off of the Uniforms segment. Based on the current macroeconomic and capital market environment, the Company anticipates the transaction to be completed at the end of its fiscal year, subject to customary closing conditions. Aramark Uniform Services plans to host an Analyst Day on September 13, 2023, to review its strategic plan and next phase of value creation. Additional details to follow.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income, Free Cash Flow, and Net Debt to Covenant Adjusted EBITDA ("Leverage Ratio") on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the impact of the change in fair value related to certain gasoline and diesel agreements and other charges and the effect of currency translation. The fiscal 2023 outlook reflects management's current assumptions regarding numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.
Aramark raised its full-year performance expectations for fiscal 2023 as follows:

Organic Revenue Growth ~15% (from >13%), comprised of...
Global FSS	~17% (from ~15%)
Uniform Services	~5.5%

Adjusted Operating Income Growth ~33% (from ~32%), comprised of...
Global FSS	~46% (from ~45%)
Uniform Services	~8% (from ~7%)

Free Cash Flow ~$475 million
Deferred payroll taxes related to CARES Act	$64 million
Spin-off and restructuring related costs	$100-$120 million
After these items, Free Cash Flow ~$300 million

Leverage Ratio less than 4.0x
Note: Global FSS is defined as the sum of the FSS United States, FSS International, and Corporate reportable segments. Uniform Services is defined as the Uniform & Career Apparel reportable segment. Outlook does not reflect any incremental public company costs associated with the spin transaction.

"Our significant progress on a number of key initiatives this year—including record revenue results, accelerating AOI growth, and reducing our leverage—reflects our focus on execution and operational excellence, and delivering for our clients and customers," Zillmer added. "As we enter the fourth quarter, I remain confident in our ability to close the year in a position of strength and build upon these results as we move into fiscal 2024."

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's website, www.aramark.com, on the investor relations page.
About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions and numerous municipalities in 19 countries around the world with food, facilities, and uniform services. Because our culture is rooted in service, our employees strive to do great things for each other, our partners, our communities, and our planet. Aramark has been recognized on FORTUNE's list of "World’s Most Admired Companies," DiversityInc’s “Top 50 Companies for Diversity” and "Top Companies for Supplier Diversity," Newsweek's list of "America's Most Responsible Companies 2023," the HRC's "Best Places to Work for LGBTQ Equality," and scored 100% on the Disability Equality Index. Learn more at www.aramark.com and connect with us on Facebook, Twitter and LinkedIn.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue growth, adjusted to eliminate the effect of certain material acquisitions and the impact of currency translation.

Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of the change in fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of certain material acquisitions; spin-off related charges and other items impacting comparability.

Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.

Adjusted Net Income
Adjusted Net Income represents net income attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; the impact of changes in the fair value related to certain gasoline and diesel agreements; severance and other charges; the effect of certain material acquisitions; spin-off related charges; gain on sale of equity investments, net; loss on defined benefit pension plan termination; the effect of refinancings on interest and other financing costs, net, and other items impacting comparability, less the tax impact of these adjustments. The tax effect for adjusted net income for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for adjusted net income in jurisdictions outside the United States is calculated at the local country tax rate.

Adjusted Net Income (Constant Currency)
Adjusted Net Income (Constant Currency) represents Adjusted Net Income adjusted to eliminate the impact of currency translation.

Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.

Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation.

Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest and other financing costs, net; provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. We also use Net Debt for our ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents and short-term marketable securities.

Free Cash Flow
Free Cash Flow represents net cash (used in) provided by operating activities less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.

We use Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net Income (including on a constant currency basis), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, earnings per share or net cash (used in) provided by operating activities, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules

Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the change in amortization expense resulting from the purchase accounting applied to the January 26, 2007 going-private transaction and amortization expense recognized on other acquisition-related intangible assets.

Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($0.8 million expense reversal for the third quarter of 2023 and $33.6 million expense for year-to-date 2023).

Effect of Certain Acquisitions - adjustments to eliminate the operating results of certain material acquisitions that are not comparable to the prior year periods.

Spin-off Related Charges - adjustments to eliminate charges related to the Company's intention to spin-off the Uniform segment, including salaries and benefits, recruiting and relocation costs, accounting and legal related expenses, branding and other costs.

Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of our ongoing operational performance, primarily for the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($1.6 million expense for the third quarter of 2023, $72.3 million reversal, net for year-to-date 2023 and $1.4 million expense for both the third quarter and year-to-date 2022), non-cash charges for the impairment of operating lease right-of-use assets and property and equipment ($29.3 million for year-to-date 2023), the gain from the sale of land ($6.8 million for year-to-date 2023), charges related to hyperinflation in Argentina ($2.8 million for the third quarter of 2023, $6.7 million for year-to-date 2023, $1.2 million for the third quarter of 2022 and $2.2 million for year-to-date 2022), non-cash charges related to information technology assets ($6.1 million for year-to-date 2023), non-cash charges for the impairment of certain assets related to a business held-for-sale ($5.2 million for year-to-date 2023), multiemployer pension plan withdrawal charges, net ($0.8 million reversal for the third quarter of 2023 and $3.9 million expense for year-to-date 2023), legal settlement charges ($2.7 million for year-to-date 2023), charges related to the retirement of the Company's former Executive Vice President of Human Resources ($2.6 million for year-to-date 2023), cash termination fees and moving costs related to exiting a real estate property ($1.3 million for year-to-date 2023), the gain from the change in fair value related to certain gasoline and diesel agreements ($1.9 million for the third quarter of 2023, $0.8 million for year-to-date 2023, $0.7 million for the third quarter of 2022 and $0.4 million for year-to-date 2022), the gain from insurance proceeds received related to property damage from a tornado in Nashville ($3.1 million for year-to-date of 2022) and other miscellaneous charges.

Gain on Sale of Equity Investments, net - adjustment to eliminate the impact of the gain from the sale of our equity method investment in AIM Services, Co., Ltd. ($377.1 million) and the loss from the sale of a portion of our equity investment in the San Antonio Spurs NBA franchise ($1.1 million).

Loss on Defined Benefit Pension Plan Termination - adjustment to eliminate the impact of a non-cash loss in the prior year from the termination of certain single-employer defined benefit pension plans.

Effect of Debt Repayments and Refinancings on Interest and Other Financing Costs, net - adjustments to eliminate expenses associated with refinancing activities undertaken by the Company in the applicable period such as non-cash charges for the write-off of unamortized debt issuance costs related to debt activity, including the repayment of borrowings ($2.5 million loss for both the third quarter and year-to-date 2023).
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to adjusted net income calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. Adjustment also reverses valuation allowances recorded against deferred tax assets in a foreign subsidiary that were previously deemed to be not realizable (approximately $3.8 million for year-to-date 2023 and $8.5 million for year-to-date 2022).

Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Outlook" and those related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected.
Some of the factors that we believe could affect or continue to affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, climate change, pandemics, including the COVID-19 pandemic, energy shortages, sports strikes and other adverse incidents; geopolitical events including, but not limited to, the ongoing conflict between Russia and Ukraine and its effects on global supply chains, inflation, volatility and disruption of global financial markets; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; the inability to hire and retain key or sufficient qualified personnel or increases in labor costs; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; potential liabilities, increased costs, reputational harm, and other adverse effects based on our commitments and stakeholder expectations relating to environmental, social and governance considerations; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage; variable rate indebtedness that subjects us to interest rate risk; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; risks associated with the impact, timing or terms of the proposed spin-off of Aramark Uniform Services (our Uniform segment) as an independent publicly traded company to our stockholders (the "proposed spin-off'"); risks associated with the expected benefits and costs of the proposed spin-off, including the risk that the expected benefits of the proposed spin-off will not be realized within the expected time frame, in full or at all, and the risk that conditions to the proposed spin-off will not be satisfied and/or that the proposed spin-off will not be completed within the expected time frame, on the expected terms or at all; the expected qualification of the proposed spin-off as a tax-free transaction for United States federal income tax purposes, including whether or not an Internal Revenue Service ruling will be obtained; the risk that any consents or approvals required in connection with the proposed spin-off will not be received or obtained within the expected time frame, on the expected terms or at all; risks associated with expected financing transactions undertaken in connection with the proposed spin-off and risks associated with indebtedness incurred in connection with the proposed spin-off; the risk of increased costs from lost synergies, costs of restructuring transactions and other costs incurred in connection with the proposed spin-off; retention of existing management team members as a result of the proposed spin-off; reaction of customers, our employees and other parties to the proposed spin-off; and the impact of the proposed spin-off on our business and the risk that the proposed spin-off may be more difficult, time-consuming or costly than expected, including the impact on our resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties; and other factors set forth under the headings "Part I, Item 1A Risk Factors," "Part I, Item 3 Legal Proceedings" and "Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on November 22, 2022 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	June 30, 2023	July 1, 2022
Revenue	$4,749,209	$4,127,378
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	4,314,710	3,747,828
Depreciation and amortization	135,522	132,975
Selling and general corporate expenses	95,595	98,689
	4,545,827	3,979,492
Operating income	203,382	147,886
Gain on Sale of Equity Investments, net	(375,972)	—
Interest and Other Financing Costs, net	112,747	91,466
Income Before Income Taxes	466,607	56,420
Provision for Income Taxes	128,052	15,939
Net income	338,555	40,481
Less: Net income attributable to noncontrolling interests	71	152
Net income attributable to Aramark stockholders	$338,484	$40,329

Earnings per share attributable to Aramark stockholders:
Basic	$1.30	$0.16
Diluted	$1.29	$0.16
Weighted Average Shares Outstanding:
Basic	260,922	257,564
Diluted	262,747	259,219

	Nine Months Ended
	June 30, 2023	July 1, 2022
Revenue	$13,952,292	$11,936,167
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	12,656,205	10,810,111
Depreciation and amortization	408,795	400,778
Selling and general corporate expenses	302,281	295,154
	13,367,281	11,506,043
Operating income	585,011	430,124
Gain on Sale of Equity Investments, net	(375,972)	—
Interest and Other Financing Costs, net	328,113	274,168
Income Before Income Taxes	632,870	155,956
Provision for Income Taxes	164,782	37,223
Net income	468,088	118,733
Less: Net (loss) income attributable to noncontrolling interests	(588)	45
Net income attributable to Aramark stockholders	$468,676	$118,688

Earnings per share attributable to Aramark stockholders:
Basic	$1.80	$0.46
Diluted	$1.79	$0.46
Weighted Average Shares Outstanding:
Basic	260,349	257,044
Diluted	262,267	258,682

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	June 30, 2023	September 30, 2022
Assets

Current Assets:
Cash and cash equivalents	$402,414	$329,452
Receivables	2,405,890	2,147,957
Inventories	593,168	552,386
Prepayments and other current assets	324,405	262,195
Total current assets	3,725,877	3,291,990
Property and Equipment, net	2,037,168	2,032,045
Goodwill	5,594,340	5,515,124
Other Intangible Assets	2,081,966	2,113,726
Operating Lease Right-of-use Assets	645,084	592,145
Other Assets	1,313,065	1,537,406
	$15,397,500	$15,082,436

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$110,602	$65,047
Current operating lease liabilities	69,995	68,858
Accounts payable	1,048,605	1,322,936
Accrued expenses and other current liabilities	1,646,756	1,829,045
Total current liabilities	2,875,958	3,285,886
Long-Term Borrowings	7,535,750	7,345,860
Noncurrent Operating Lease Liabilities	304,374	305,623
Deferred Income Taxes and Other Noncurrent Liabilities	1,121,984	1,106,587
Commitments and Contingencies
Redeemable Noncontrolling Interests	8,165	8,840
Total Stockholders' Equity	3,551,269	3,029,640
	$15,397,500	$15,082,436

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Nine Months Ended
	June 30, 2023	July 1, 2022
Cash flows from operating activities:
Net income	$468,088	$118,733
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	408,795	400,778
Asset write-downs	35,479	—
Reduction of contingent consideration liability	(73,891)	—
Gain on sale of equity investments, net	(375,972)	—
Deferred income taxes	93,092	15,340
Share-based compensation expense	65,621	71,799
Changes in operating assets and liabilities	(803,392)	(695,591)
Payments made to clients on contracts	(103,798)	(39,043)
Other operating activities	15,885	(14,009)
Net cash used in operating activities	(270,093)	(141,993)

Cash flows from investing activities:
Net purchases of property and equipment and other	(287,302)	(245,647)
Proceeds from sale of equity investments	633,179	—
Acquisitions, divestitures and other investing activities	(63,971)	(395,797)
Net cash provided by (used in) investing activities	281,906	(641,444)

Cash flows from financing activities:
Net proceeds/payments of long-term borrowings	(277,569)	271,403
Net change in funding under the Receivables Facility	395,065	500,000
Payments of dividends	(85,898)	(84,770)
Proceeds from issuance of common stock	43,715	35,275
Other financing activities	(27,432)	(18,384)
Net cash provided by financing activities	47,881	703,524
Effect of foreign exchange rates on cash and cash equivalents	13,268	(13,810)
Increase (decrease) in cash and cash equivalents	72,962	(93,723)
Cash and cash equivalents, beginning of period	329,452	532,591
Cash and cash equivalents, end of period	$402,414	$438,868

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	June 30, 2023
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,890,639	$1,162,411	$696,159		$4,749,209
Operating Income (as reported)	$128,564	$39,607	$66,822	$(31,611)	$203,382
Operating Income Margin (as reported)	4.45%	3.41%	9.60%		4.28%

Revenue (as reported)	$2,890,639	$1,162,411	$696,159		$4,749,209
Effect of Certain Acquisitions	(47,165)	—	—		(47,165)
Effect of Currency Translation	2,778	14,626	3,342		20,746
Adjusted Revenue (Organic)	$2,846,252	$1,177,037	$699,501		$4,722,790
Revenue Growth (as reported)	16.49%	18.89%	4.19%		15.07%
Adjusted Revenue Growth (Organic)	14.70%	20.38%	4.69%		14.43%

Operating Income (as reported)	$128,564	$39,607	$66,822	$(31,611)	$203,382
Amortization of Acquisition-Related Intangible Assets	19,196	3,362	6,502	—	29,060
Severance and Other Charges	—	—	(778)	—	(778)
Effect of Certain Acquisitions	(2,514)	—	—	—	(2,514)
Spin-off Related Charges	—	—	6,005	3,529	9,534
Gains, Losses and Settlements impacting comparability	1,579	3,090	(1,150)	(1,865)	1,654
Adjusted Operating Income	$146,825	$46,059	$77,401	$(29,947)	$240,338
Effect of Currency Translation	287	368	174	—	829
Adjusted Operating Income (Constant Currency)	$147,112	$46,427	$77,575	$(29,947)	$241,167

Operating Income Growth (as reported)	44.36%	13.97%	10.40%	13.28%	37.53%
Adjusted Operating Income Growth	35.54%	20.40%	12.25%	15.97%	33.60%
Adjusted Operating Income Growth (Constant Currency)	35.81%	21.36%	12.50%	15.97%	34.06%
Adjusted Operating Income Margin	5.16%	3.96%	11.12%		5.11%
Adjusted Operating Income Margin (Constant Currency)	5.17%	3.94%	11.09%		5.11%

	Three Months Ended
	July 1, 2022
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$2,481,433	$977,759	$668,186		$4,127,378

Operating Income (as reported)	$89,059	$34,752	$60,528	$(36,453)	$147,886
Amortization of Acquisition-Related Intangible Assets	17,856	2,312	6,519	—	26,687
Spin-off Related Charges	—	—	1,908	1,530	3,438
Gains, Losses and Settlements impacting comparability	1,409	1,192	—	(714)	1,887
Adjusted Operating Income	$108,324	$38,256	$68,955	$(35,637)	$179,898

Operating Income Margin (as reported)	3.59%	3.55%	9.06%		3.58%
Adjusted Operating Income Margin	4.37%	3.91%	10.32%		4.36%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Nine Months Ended
	June 30, 2023
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$8,654,825	$3,228,101	$2,069,366		$13,952,292
Operating Income (as reported)	$447,732	$73,253	$169,175	$(105,149)	$585,011
Operating Income Margin (as reported)	5.17%	2.27%	8.18%		4.19%

Revenue (as reported)	$8,654,825	$3,228,101	$2,069,366		$13,952,292
Effect of Certain Acquisitions	(186,463)	—	—		(186,463)
Effect of Currency Translation	7,846	205,680	12,662		226,188
Adjusted Revenue (Organic)	$8,476,208	$3,433,781	$2,082,028		$13,992,017
Revenue Growth (as reported)	19.46%	18.60%	5.09%		16.89%
Adjusted Revenue Growth (Organic)	16.99%	26.16%	5.73%		17.22%

Operating Income (as reported)	$447,732	$73,253	$169,175	$(105,149)	$585,011
Amortization of Acquisition-Related Intangible Assets	57,530	9,124	19,505	—	86,159
Severance and Other Charges	2,310	26,090	4,672	552	33,624
Effect of Certain Acquisitions	(8,631)	—	—	—	(8,631)
Spin-off Related Charges	—	—	12,961	6,960	19,921
Gains, Losses and Settlements impacting comparability	(39,879)	15,157	2,410	1,885	(20,427)
Adjusted Operating Income	$459,062	$123,624	$208,723	$(95,752)	$695,657
Effect of Currency Translation	1,512	8,307	538	—	10,357
Adjusted Operating Income (Constant Currency)	$460,574	$131,931	$209,261	$(95,752)	$706,014

Operating Income Growth (as reported)	65.67%	(22.53)%	(3.54)%	4.46%	36.01%
Adjusted Operating Income Growth	40.86%	18.66%	7.83%	11.75%	35.04%
Adjusted Operating Income Growth (Constant Currency)	41.32%	26.64%	8.11%	11.75%	37.05%
Adjusted Operating Income Margin	5.42%	3.83%	10.09%		5.05%
Adjusted Operating Income Margin (Constant Currency)	5.43%	3.84%	10.05%		5.05%

	Nine Months Ended
	July 1, 2022
	FSS United States	FSS International	Uniform	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$7,245,148	$2,721,838	$1,969,181		$11,936,167

Operating Income (as reported)	$270,248	$94,551	$175,378	$(110,053)	$430,124
Amortization of Acquisition-Related Intangible Assets	54,245	7,431	19,394	—	81,070
Spin-off Related Charges	—	—	1,908	1,530	3,438
Gains, Losses and Settlements impacting comparability	1,409	2,197	(3,113)	23	516
Adjusted Operating Income	$325,902	$104,179	$193,567	$(108,500)	$515,148

Operating Income Margin (as reported)	3.73%	3.47%	8.91%		3.60%
Adjusted Operating Income Margin	4.50%	3.83%	9.83%		4.32%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30, 2023	July 1, 2022	June 30, 2023	July 1, 2022
Net Income Attributable to Aramark Stockholders (as reported)	$338,484	$40,329	$468,676	$118,688
Adjustment:
Amortization of Acquisition-Related Intangible Assets	29,060	26,687	86,159	81,070
Severance and Other Charges	(778)	—	33,624	—
Effect of Certain Acquisitions	(2,514)	—	(8,631)	—
Spin-off Related Charges	9,534	3,438	19,921	3,438
Gains, Losses and Settlements impacting comparability	1,654	1,887	(20,427)	516
Gain on Sale of Equity Investments, net	(375,972)	—	(375,972)	—
Loss on Defined Benefit Pension Plan Termination	—	—	—	3,644
Effect of Debt Repayments and Refinancings on Interest and Other Financing Costs, net	2,522	—	2,522	—
Tax Impact of Adjustments to Adjusted Net Income	93,301	(7,446)	71,825	(29,568)
Adjusted Net Income	$95,291	$64,895	$277,697	$177,788
Effect of Currency Translation, net of Tax	1,075	—	10,856	—
Adjusted Net Income (Constant Currency)	$96,366	$64,895	$288,553	$177,788

Earnings Per Share (as reported)
Net Income Attributable to Aramark Stockholders (as reported)	$338,484	$40,329	$468,676	$118,688
Diluted Weighted Average Shares Outstanding	262,747	259,219	262,267	258,682
	$1.29	$0.16	$1.79	$0.46
Earnings Per Share Growth (as reported) $	$1.13		$1.33
Earnings Per Share Growth (as reported) %	***		289%

Adjusted Earnings Per Share
Adjusted Net Income	$95,291	$64,895	$277,697	$177,788
Diluted Weighted Average Shares Outstanding	262,747	259,219	262,267	258,682
	$0.36	$0.25	$1.06	$0.69
Adjusted Earnings Per Share Growth $	$0.11		$0.37
Adjusted Earnings Per Share Growth %	44%		54%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency)	$96,366	$64,895	$288,553	$177,788
Diluted Weighted Average Shares Outstanding	262,747	259,219	262,267	258,682
	$0.37	$0.25	$1.10	$0.69
Adjusted Earnings Per Share Growth (Constant Currency) $	$0.12		$0.41
Adjusted Earnings Per Share Growth (Constant Currency) %	48%		59%
*** Not meaningful

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	June 30, 2023	July 1, 2022
Net Income Attributable to Aramark Stockholders (as reported)	$544,472	$154,117
Interest and Other Financing Costs, net	426,672	367,132
Provision for Income Taxes	189,020	42,316
Depreciation and Amortization	540,344	539,380
Share-based compensation expense(1)	89,309	90,214
Unusual or non-recurring gains(2)	(370,765)	—
Pro forma EBITDA for certain transactions(3)	4,166	16,503
Other(4)(5)	101,376	(7,792)
Covenant Adjusted EBITDA	$1,524,594	$1,201,870

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings	$7,646,352	$8,162,347
Less: Cash and cash equivalents and short-term marketable securities(6)	512,244	438,868
Net Debt	$7,134,108	$7,723,479
Covenant Adjusted EBITDA	$1,524,594	$1,201,870
Net Debt/Covenant Adjusted EBITDA	4.7	6.4

(1) Represents share-based compensation expense resulting from the application of accounting for stock options, restricted stock units, performance stock units, deferred stock unit awards and employee stock purchases.

(2) For the twelve months ended June 30, 2023 represents the fiscal 2023 gain from the sale of the Company's equity method investment in AIM Services, Co., Ltd. ($377.1 million), the fiscal 2023 non-cash charge for the impairment of certain assets related to a business held-for-sale ($5.2 million) and the fiscal 2023 loss from the sale of a portion of the Company's equity investment in the San Antonio Spurs NBA franchise ($1.1 million).

(3) Represents the annualizing of net EBITDA from certain acquisitions made during the period.
(4) "Other" for the twelve months ended June 30, 2023 includes the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($88.8 million), net severance charges ($53.2 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($43.0 million), non-cash charges for the impairment of operating lease right-of-use assets and property and equipment related to certain real estate properties ($29.3 million), charges related to the Company's intention to spin-off the Uniform segment ($25.8 million), non-cash charges for inventory write-downs to net realizable value and fixed asset write-offs related to personal protective equipment ($20.5 million), the impact of hyperinflation in Argentina ($8.0 million), the gain from the sale of land ($6.8 million), the gain from a funding agreement related to a legal matter ($6.5 million), non-cash charges related to information technology assets ($6.1 million), the loss from the change in fair value related to certain gasoline and diesel agreements ($6.0 million), labor charges and other expenses associated with closed or partially closed locations from adverse weather ($5.4 million), the favorable impact related to a client contract dispute ($4.0 million), net multiemployer pension plan withdrawal charges ($3.9 million), legal settlement charges ($2.7 million) and other miscellaneous expenses.

(5) "Other" for the twelve months ended July 1, 2022 includes United States and non-United States governmental labor related tax credits resulting from the COVID-19 pandemic, net of labor charges, incremental expenses and other expenses associated with closed or partially closed client locations ($63.0 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($32.7 million), non-cash charges for inventory write-downs to net realizable value and for excess inventory related to personal protective equipment ($16.4 million), expenses related to merger and integration related charges ($12.2 million), the gain from a funding agreement related to a legal matter ($10.0 million), favorable adjustments to remove the impact attributable to equity investments that are made to the calculation in accordance with the Credit Agreement and indentures, primarily from the Company's previous ownership interest in AIM Services Co., Ltd. ($9.4 million), reversal of severance charges ($7.9 million), reversal of charges related to a client contract dispute ($5.7 million), the gain from the insurance proceeds received related to property damage from a tornado in Nashville ($4.0 million), charges related to the Company's intention to spin-off the Uniform segment ($3.4 million), the impact of hyperinflation in Argentina ($3.0 million), due diligence charges related to acquisitions ($2.7 million), non-cash charges related to information technology assets ($2.2 million) and other miscellaneous expenses.

(6) Short-term marketable securities represent held-to-maturity debt securities with original maturities greater than three months, which are maturing within one year and will convert back to cash. Short-term marketable securities are included in "Prepayments and other current assets" on the Condensed Consolidated Balance Sheets.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Nine Months Ended	Six Months Ended	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2023
Net cash (used in) provided by operating activities	$(270,093)	$(292,722)	$22,629

Net purchases of property and equipment and other	(287,302)	(184,288)	(103,014)

Free Cash Flow	$(557,395)	$(477,010)	$(80,385)

	Nine Months Ended	Six Months Ended	Three Months Ended
	July 1, 2022	April 1, 2022	July 1, 2022
Net cash used in operating activities	$(141,993)	$(128,267)	$(13,726)

Net purchases of property and equipment and other	(245,647)	(163,032)	(82,615)

Free Cash Flow	$(387,640)	$(291,299)	$(96,341)

	Nine Months Ended	Six Months Ended	Three Months Ended
	Change	Change	Change
Net cash (used in) provided by operating activities	$(128,100)	$(164,455)	$36,355

Net purchases of property and equipment and other	(41,655)	(21,256)	(20,399)

Free Cash Flow	$(169,755)	$(185,711)	$15,956

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED REVENUE COMPARISON TO FISCAL 2019
(Unaudited)
(In thousands)

Three Months Ended
June 30, 2023
Revenue (as reported)	$4,749,209
Effect of Certain Acquisitions	(47,165)
Effect of Currency Translation*	162,635
Adjusted Revenue (Organic)	$4,864,679
Revenue as a Percentage of Fiscal 2019 Revenue (as reported)	118.41%
Adjusted Revenue (Organic) as a Percentage of Fiscal 2019 Revenue	121.29%

Three Months Ended
June 28, 2019
Revenue (as reported)	$4,010,761

* The effect of currency translation reflects the impact that fluctuations in currency translation rates had on the comparative results by translating the fiscal 2021 or fiscal 2022 period balances using the foreign currency exchange rates in effect for the comparable periods of fiscal 2019.